UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 14, 2011 (November 8, 2011)

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)		87-0400335 (IRS Employer Identification No.)
12012 Wickchester Lane, Suite 475 Houston, Texas 77079 (Address of principal executive offices, including zip code)
voice: (713) 353-9400 fax: (713) 353-9421
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

AGR Peak Well Management Limited (“AGR”) is our well manager for our Sabu-1 exploration well that is currently being drilled offshore Guinea.  AGR entered into a contract on May 18, 2011 with Jasper Drilling Private Limited (“Jasper”) for the provision by Jasper of the drill ship Jasper Explorer to be used to commence our drilling program.  The material terms of the drilling contract were described in Item 8.01 of, and a copy of the drilling contract was attached as Exhibit 99.1 to, our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2011.

On November 8, 2011, AGR and Jasper entered into a modification to the drilling contract to evidence the terms and conditions of AGR’s exercise of its first option to require Jasper to drill an additional well offshore Guinea.  AGR may cancel the exercise of its option in the event Jasper has not satisfied its obligation to drill one “firm well” (as defined in the drilling contract) by December 9, 2011.  A copy of the modification is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
Exhibit 99.1	Variation No. 2 to Contract No. AGR/CO 46/11between AGR Well Management Limited and Jasper Drilling Private Limited for the Provision of Mobile Drilling Rig Services – “Jasper Explorer” 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: November 14, 2011	By:	/s/ Paul C. Reinbolt
	Name:	Paul C. Reinbolt
	Title:	Executive Vice President and Chief Financial

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Variation No. 2 to Contract No. AGR/CO 46/11 between AGR Well Management Limited and Jasper Drilling Private Limited for the Provision of Mobile Drilling Rig Services – “Jasper Explorer”